UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 17, 2007
First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688

(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer incorporation or Identification No.)
100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)
Registrant’s telephone number, including area code: (419) 625-4121
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets
     First Citizens Banc Corp. (“First Citizens”) hereby amends Item 9.01 of its Current Report on Form 8-K, dated December 17, 2007 and filed on December 17, 2007 (the “Report”), as set forth below. The purpose of the Report was to disclose, pursuant to Item 2.01, First Citizens’ acquisition of Futura Banc Corp. (“Futura”). The purpose of this amendment is to file the required financial statements of Futura and unaudited pro forma financial information.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.

The consolidated audited financial statements of Futura for the fiscal years ended December 31, 2006 and 2005 were included in First Citizens’ Registration Statement on Form S-4 as filed with the U.S. Securities and Exchange Commission on September 7, 2007 and are incorporated herein by reference.

The consolidated unaudited financial statements of Futura for the period from January 1, 2007 through September 30, 2007 to be filed pursuant to Item 9.01(a) of Form 8-K is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Information.

The pro forma financial information as of and for the nine months ended September 30, 2007 and the fiscal year ended December 31, 2006 to be filed pursuant to Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(c)	Exhibits.
99.1	Unaudited Consolidated Balance Sheet of Futura as of September 30, 2007 , unaudited Consolidated Statement of Income of Futura for the nine months ended September 30, 2007 and Unaudited Statements of Cash Flows of Futura for the nine months ended September 30, 2006 and 2007.

99.2	Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet of First Citizens as of September 30, 2007 and unaudited Pro Forma Condensed Combined Statement of Income for the nine months ended September 30, 2007 and fiscal year ended December 31, 2006.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens Banc Corp

/s/Richard J. Dutton	February 26, 2008

Richard J. Dutton Executive Vice President	Date